As filed with the Securities and Exchange Commission on April 25, 2024

File No. 811-09833

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940 [ ]

AMENDMENT NO. 25 [X]

CORE BOND PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

One Post Office Square, Boston, Massachusetts 02109

(Address of Principal Executive Offices)

(617) 482-8260

(Registrant’s Telephone Number, including Area Code)

Deidre E. Walsh

One Post Office Square, Boston, Massachusetts 02109

(Name and Address of Agent for Service)

Throughout this Amendment to the Registration Statement, information concerning Core Bond Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 207 to the Registration Statement of Eaton Vance Special Investment Trust (File No. 002-27962 under the Securities Act of 1933 (the “1933 Act”)) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on April 25, 2024 (Accession No. 0000940394-24-000369). The Amendment contains the prospectus (the “Feeder Fund prospectus”) and statement of additional information (the “Feeder Fund SAI”) of Eaton Vance Core Bond Fund (the “Feeder Fund”), which invests substantially all of its assets in the Portfolio. The investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 5. Management

(a) Investment Adviser

Information concerning the Portfolio’s management is incorporated by reference from “Fund Summary - Management” in the Feeder Fund prospectus.

(b) Portfolio Manager(s)

Information concerning the Portfolio’s management is incorporated by reference from “Fund Summary - Management” in the Feeder Fund prospectus.

Item 6. Purchase and Sale of Portfolio Interests

(a) Purchase of Portfolio Interests

Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(b)       Sales of Portfolio Interests

Interests in the Portfolio are redeemable on any Portfolio Business Day as defined in Item 11 below.

Item 7. Tax Information

The Portfolio expects its allocations to constitute ordinary income and/or capital gains unless an investor is not subject to taxation.

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Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings

(a) Investment Objectives

The Portfolio’s investment objectives are to seek current income and total return.

(b) Implementation of Investment Objectives

The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objectives.

Information concerning the Portfolio’s risks is incorporated by reference from “Fund Summary - Principal Investment Strategies,” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus.

(c) Risks

Information concerning the Portfolio’s risks is incorporated by reference from “Fund Summary - Principal Risks,” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus.

(d) Portfolio Holdings

The mutual funds advised by Eaton Vance Management (“Eaton Vance”) Boston Management and Research (“BMR”) (“Eaton Vance funds”) have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning fund characteristics. A description of these policies and procedures is incorporated by reference from “Shareholder Account Features – Information about the Fund” in the Feeder Fund prospectus.

Item 10. Management, Organization and Capital Structure

(a) Management

Information concerning the Portfolio’s investment adviser and portfolio manager(s) is incorporated by reference from “Management and Organization” in the Feeder Fund prospectus.

Information about certain conflicts of interest to which the investment adviser and Morgan Stanley may be subject is incorporated by reference from “Potential Conflicts of Interest” in the Feeder Fund prospectus.

(b) Capital Stock

Information concerning interests in the Portfolio is incorporated by reference from “Management and Organization – Portfolio Organization” in the Feeder Fund SAI.

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Item 11. Shareholder Information

(a) Pricing

The net asset value (“NAV”) of the Portfolio is determined as of the close of the New York Stock Exchange (the “NYSE”) (each, a “Portfolio Business Day”) (normally 4:00 p.m. Eastern time) on each day that the NYSE is open for business (typically Monday through Friday) (the “Pricing Time”). Interests in the Portfolio generally will not be priced on days that the NYSE is closed. If the NYSE is closed due to inclement weather, technology problems or any other reason on a day it would normally be open for business, or the NYSE has an unscheduled early closing on a day it has opened for business, the Portfolio reserves the right to treat such day as a business day and accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day, so long as BMR believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Portfolio may elect to remain open and price its interests on days when the NYSE is closed but the primary securities markets on which the Portfolio’s securities trade remain open. Trading of securities that are primarily listed on foreign exchanges may take place on weekends and other days when the Portfolio does not price its interests.

The Portfolio’s Board of Trustees has adopted procedures for valuing investments (the “Procedures”) and has delegated to the investment adviser the daily valuation of such investments. Information concerning the Procedures is incorporated by reference from “Valuing Shares” in the Feeder Fund prospectus.

(b) and (c) Purchases and Redemptions

As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. The Portfolio reserves the right to transact in-kind to the extent permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and its rules, or any relief from those provisions. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), an indirect wholly-owned subsidiary of Morgan Stanley. The principal business address of EVD is One Post Office Square, Boston, Massachusetts 02109. EVD receives no compensation from the Portfolio for serving as the placement agent.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Pricing Time. The value of each investor’s interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Pricing Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Pricing Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

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An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Pricing Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds deferred when the NYSE is closed (other than customary weekend or holiday closings) or during periods when trading on the NYSE is restricted as determined by the SEC or during any emergency as determined by the SEC which makes it impracticable for the Portfolio to dispose of its securities or value its assets or during any other period permitted by order of the SEC for the protection of investors.

(d) Dividends and Distributions

The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio’s net investment income consists of all income accrued on the Portfolio’s assets, less all actual and accrued expenses of the Portfolio, determined in accordance with accounting principles generally accepted in the United States. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

(e) Frequent Purchases and Redemptions of Portfolio Interests

In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains, including short-term capital gains taxable as ordinary income, without attaining any investment advantage, or increased administrative costs. The Portfolio receives purchase and redemption requests from its investors (including the Feeder Fund) on a regular basis. These requests are primarily in response to transaction activity prompted by shareholders in such investors or allocation decisions by the managers of such investors. The Boards of Trustees of the Eaton Vance funds have adopted policies to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Feeder Fund shares. Additional information about these policies is included under “Purchasing Shares - Restrictions on Excessive Trading and Market Timing” in the Feeder Fund prospectus.

(f) Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio should be classified as a partnership under the Code and should not be subject to any U.S. federal income tax. However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gain in determining its U.S. federal income tax liability, if any. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder (the “Treasury Regulations”).

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The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the income and asset diversification requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies (“RICs”) that so manage their assets.

Item 12. Distribution Arrangements

Not applicable.

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PART B

This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A. A copy of the Part A of the Registration Statement may be obtained without charge on the SEC’s website at http://www.sec.gov.

Item 14. Cover Page and Table of Contents

Core Bond Portfolio

Item 15. Portfolio History

The Portfolio is organized as a business trust under the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated December 14, 2009, as Amended and Restated February 10, 2016. Prior to that date, the Portfolio was organized as a New York trust on February 28, 2000.

Item 16. Description of the Portfolio and Its Investments and Risks

(a) Classification

The Portfolio is a diversified, open-end management investment company.

(b) Investment Strategies and Risks

Information concerning the investment strategies and risks of the Portfolio is incorporated by reference from “Strategies and Risks”, and “Additional Information About Investment Strategies and Risks” in the Feeder Fund SAI.

(c) Portfolio Policies

Information concerning the Portfolio’s investment restrictions is incorporated by reference from “Investment Restrictions” in the Feeder Fund SAI.

(d) Temporary Defensive Positions

During unusual market conditions, the Portfolio may invest up to 100% of its assets in cash or money market instruments temporarily, which may be inconsistent with its investment objective(s) and other policies.

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(e) Portfolio Turnover

Not Applicable.

(f) Disclosure of Portfolio Holdings

Information concerning the policies of the Eaton Vance funds (including the Portfolio) regarding the disclosure of portfolio holdings information is incorporated by reference from “Disclosure of Portfolio Holdings and Related Information” in the Feeder Fund SAI.

Item 17. Management of the Portfolio

(a) – (c) Management Information, Leadership Structure and Board of Trustees, and Compensation

The Board of Trustees of the Portfolio (“Board”) has general oversight responsibility with respect to the business and affairs of the Portfolio. The Board has engaged an investment adviser to manage the Portfolio. The Board is responsible for overseeing the investment adviser and other service providers to the Portfolio. The Board consists of the same persons who serve as trustees of the Feeder Fund and the Board has the same leadership and committee structure as the Feeder Fund’s board. Information concerning the management of the Portfolio, the Board and its leadership structure, and Board compensation is incorporated by reference from “Management and Organization” in the Feeder Fund SAI. The Officers of the Portfolio are the following:

Name and Year of Birth	Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
Kenneth A. Topping 1966	President	Since 2023	Vice President and Chief Administrative Officer of Eaton Vance and BMR and Chief Operating Officer for Public Markets at MSIM. Officer of 107 registered investment companies managed by Eaton Vance or BMR. Also Vice President of Calvert Research and Management (“CRM”) since 2021. Formerly, Chief Operating Officer for Goldman Sachs Asset Management ‘Classic’ (2009-2020).
DEIDRE E. WALSH 1971	Vice President and Chief Legal Officer	Since 2021	Vice President of Eaton Vance and BMR. Officer of 127 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 46 registered investment companies advised or administered by CRM since 2021.
JAMES F. KIRCHNER 1967	Treasurer	Since 2013	Vice President of Eaton Vance and BMR. Officer of 127 registered investment companies managed by Eaton Vance or BMR. Also Vice President of CRM and officer of 46 registered investment companies advised or administered by CRM since 2016.
NICHOLAS S. DI LORENZO 1987	Secretary	Since 2022	Officer of 127 registered investment companies managed by Eaton Vance or BMR. Formerly, associate (2012-2021) and counsel (2022) at Dechert LLP.
LAURA T. DONOVAN 1976	Chief Compliance Officer	Since 2024	Vice President of Eaton Vance and BMR. Officer of 127 registered investment companies managed by Eaton Vance or BMR.

(d) Sales Loads

Not applicable.

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       (e) Code of Ethics

Information concerning relevant codes of ethics is incorporated by reference from “Investment Advisory and Administrative Services – Code of Ethics” in the Feeder Fund SAI.

(f) Proxy Voting Policies

Information concerning relevant proxy voting policies is incorporated by reference from “Management and Organization – Proxy Voting Policy” and any related Appendices in the Feeder Fund SAI.

Item 18. Control Persons and Principal Holders of Securities

(a) and (b) Control Persons and Principal Holders

As of April 1, 2024, the following entities owned the approximate percentage indicated of the outstanding voting interests in the Portfolio: the Feeder Fund 45.16% and Eaton Vance Balanced Fund (“Balanced Fund”) 54.84%. Because the Feeder Fund and the Balanced Fund control the Portfolio, each may take actions without the approval of any other investor. The Feeder Fund and the Balanced Fund have informed the Portfolio that each will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters. The Feeder Fund and the Balanced Fund are each a series of Eaton Vance Special Investment Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Balanced Fund and the Feeder Fund is One Post Office Square, Boston, MA 02109.

(c) Management Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a Trustee or officer of the Portfolio. The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

Item 19. Investment Advisory and Other Services

(a) and (c) Investment Adviser and Services Provided by Each Investment Adviser

Information concerning the investment adviser and investment advisory services provided to the Portfolio is incorporated by reference from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

The Portfolio’s investment adviser has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act with respect to its management of the Portfolio.  Accordingly, neither the Portfolio nor the investment adviser with respect to the operation of the Portfolio is subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act. Because of their management of other strategies, Eaton Vance and BMR are registered with the Commodity Futures Trading Commission (“CFTC”) as commodity pool operators. Eaton Vance is also registered as a commodity trading advisor. BMR claims an exemption of “commodity trading advisor.” The CFTC has neither reviewed nor approved the Portfolio’s investment strategies or this Registration Statement.

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(b) Principal Underwriter

EVD, an indirect wholly-owned subsidiary of Morgan Stanley, is the Portfolio’s placement agent. The principal business address of EVD is One Post Office Square, Boston, Massachusetts 02109.

(d) – (g) Not Applicable.

(h) Other Service Providers

Information about other Portfolio service providers is incorporated by reference from “Other Service Providers – Custodian” and “- Independent Registered Public Accounting Firm” in the Feeder Fund SAI.

(i) Securities Lending

Not applicable.

Item 20. Portfolio Managers

(a) and (b) Other Accounts Managed and Compensation

Information concerning other accounts managed by the portfolio managers of the Portfolio and their compensation is incorporated by reference from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

Information about certain conflicts of interest to which the investment adviser and Morgan Stanley may be subject is incorporated by reference from “Potential Conflicts of Interest” in the Feeder Fund SAI.

(c) Portfolio Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities. Interests in the Portfolio cannot be purchased by a portfolio manager.

Item 21. Brokerage Allocation and Other Practices

Information concerning the brokerage practices of the Portfolio is incorporated by reference from “Portfolio Securities Transactions” in the Feeder Fund SAI.

Item 22. Capital Stock and Other Securities

Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon termination of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the

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law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of interests in the Portfolio.

Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders. Unless provided otherwise in the Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Holders, except as may otherwise be required by applicable law, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, consented to by Holders of not less than two-thirds of all interests or (ii) by the approval of a majority of the Trustees then in office to be followed by written notice to the Holders.

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In relative part, the Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23. Purchase, Redemption, and Pricing of Shares

See Item 11 herein. The Procedures adopted by the Board for valuing Portfolio assets are incorporated by reference from “Calculation of Net Asset Value” in the Feeder Fund SAI.

Item 24. Taxation of the Portfolio

Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its allocable share of the Portfolio’s income, gains, losses, deductions and credits.

Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for applicable purposes of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market) in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of its interest in the Portfolio, the Holder will generally realize a gain for U.S. federal income tax purposes. If, upon a complete withdrawal, a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of its interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio, (i) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (ii) gain or loss may be recognized to a Holder that contributed property to the

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Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate price paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio deductions or loss, (ii) the amount of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the adjusted basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account. Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease such basis depending on the relevant facts. There can be no assurance that the Portfolio will make such an election in the future. However, this basis adjustment is mandatory in certain circumstances.

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of the income recognized by Holders, including Holders who intend to qualify as RICs.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC which invests its assets in the Portfolio will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.

Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Equity investments by the Portfolio in “passive foreign investment companies” (“PFICs”) could subject Holders of the Portfolio to adverse U.S. federal income tax consequences and other charges on certain distributions from such companies and on disposition of investments in such companies; however the tax consequences of such investments may be mitigated in certain cases if the Portfolio makes an election to mark such investments to market annually or treat the PFICs as “qualified electing funds.” There can be no assurance that the Portfolio will make such an election. Treasury Regulations have recently been proposed that, if and when finalized, would generally require Holders, rather than the Portfolio, to make such elections with respect to PFICs in which the Portfolio invests. There can be no assurance that the Portfolio will be able to provide to Holders information adequate to make and maintain such elections. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investments by the Portfolio in the stock of certain PFICs may be limited, or an election with respect to PFICs may be made, if available, in order to enable a Holder that is a RIC to preserve its qualification as a RIC or to reduce the imposition of tax on Holders.

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“Qualified dividend income” received by an individual is generally taxed at the rates applicable to long-term capital gain. In order for a dividend that the Portfolio allocates to Holders to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to the dividend-paying stock. A dividend will not be treated as qualified dividend income (at either the Portfolio or Holder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a PFIC. Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income.

The Portfolio may invest to a significant extent in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Portfolio. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by the Portfolio when, as and if it invests in such obligations, in order to seek to ensure that it distributes sufficient income to allow its Holders who intend to qualify as RICs to meet their distribution requirements and preserve their status as RICs and not become subject to U.S. Federal income or excise tax.

The Portfolio will allocate at least annually to Holders their respective distributive shares of any net investment income and net capital gains which have been recognized for U.S. federal income tax purposes (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market).

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder is advised to consult its own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio. It is not possible to predict at this time whether or to what extent any changes in the Code or interpretations thereof will occur. Prospective investors should consult their own tax advisors regarding pending and proposed legislation and other changes.

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Item 25. Underwriters

The placement agent for the Portfolio is EVD. Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of December 31, 2023

Statement of Assets and Liabilities as of December 31, 2023

Statement of Operations for the fiscal year ended December 31, 2023

Statements of Changes in Net Assets for the fiscal years ended December 31, 2023 and 2022

Supplementary Data for each of the five fiscal years ended December 31, 2023

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC on Form N-CSR on February 28, 2024 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0001193125-24-050066).

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PART C

Item 28. Exhibits (with inapplicable items omitted)

(a)			Amended and Restated Declaration of Trust of the Registrant dated February 10, 2016 filed as Exhibit (a) to Post-Effective Amendment No. 17 of the Registrant filed April 29, 2016 (Accession No. 0000940394-16-002466) and incorporated herein by reference.
(b)	(1)		Amended and Restated By-Laws of the Registrant as adopted April 23, 2012 filed as Exhibit (b)(5) to Post-Effective Amendment No. 13 (Accession No. 0000940394-13-000526) and incorporated herein by reference.
	(2)		Amendment to Amended and Restated By-Laws dated May 1, 2015 filed as Exhibit (b)(2) to Post-Effective Amendment No. 16 (Accession No. 0000940394-15-000571) and incorporated herein by reference.
(c)			Reference is made to Item 28(a) and 28(b) above.
(d)			Investment Advisory Agreement between the Registrant and Boston Management and Research dated March 1, 2021 as Exhibit (d) to Post-Effective Amendment No. 23 filed April 28, 2021 (Accession No. 0000940394-21-00867) and incorporated herein by reference.
(e)			Placement Agent Agreement with Eaton Vance Distributors, Inc. dated March 1, 2021 filed as Exhibit (e) to Post-Effective Amendment No. 12 of Stock Portfolio filed April 28, 2021 (Accession No. 0000940394-21-000833) and incorporated herein by reference.
(f)			The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).
(g)	(1)	(a)	Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(b)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1)(b) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
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		(c)	First Amendment effective October 20, 2023 to the Amended and Restated Master Custodian Agreement dated as of September 1, 2013 between State Street Bank and Trust Company and the Eaton Vance Funds filed as Exhibit (g)(1)(c) to Post-Effective Amendment No. 20 of Eaton Vance Series Fund, Inc. (File Nos. 333-182175, 811-22714) filed November 27, 2023 (Accession No. 0000940394-23-001152) and incorporated herein by reference.
(h)	(1)	(a)	Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(2) to Post-Effective Amendment No. 108 of Eaton Vance Special Investment Trust (File Nos. 002-27962, 811-1545) filed September 27, 2010 (Accession No. 0000940394-10-001000) and incorporated herein by reference.
		(b)	Amendment Number 1 dated May 16, 2012 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(3) to Post-Effective Amendment No. 39 of Eaton Vance Municipals Trust II (File Nos. 333-71320, 811-08134) filed May 29, 2012 (Accession No. 0000940394-12-000641) and incorporated herein by reference.
		(c)	Amendment dated September 1, 2013 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(4) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.
		(d)	Amendment dated July 18, 2018 and effective June 29, 2018 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(5) to Post-Effective Amendment No. 212 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed July 31, 2018 (Accession No. 0000940394-18-001408) and incorporated herein by reference.
		(e)	Amendment dated August 13, 2020 and effective May 29, 2020 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (h)(1)(e) to Post-Effective Amendment No. 79 of Eaton Vance Investment Trust (File Nos. 033-01121, 811-04443) filed September 24, 2020 (Accession No. 0000940394-20-001312) and incorporated herein by reference.
(l)			Investment representation letter of Eaton Vance Management dated February 28, 2000 filed as Exhibit No. (l) to the Registrant’s Original Registration Statement and incorporated herein by reference.
(p)	(1)	(a)	Code of Ethics adopted by the Eaton Vance Funds effective June 1, 2021 filed as Exhibit (p)(1)(a) to Post-Effective Amendment No. 240 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed October 29, 2021 (Accession No. 0000940394-21-001414) and incorporated herein by reference.
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(b)	Code of Ethics and Personal Trading Guidelines adopted by Morgan Stanley Investment Management Public Side effective December 12, 2023 filed as Exhibit (p)(1)(b) to Post-Effective Amendment No. 252 of Eaton Vance Growth Trust (File Nos. 002-22019, 811-01241) filed December 21, 2023 (Accession No. 0000940394-23-001228) and incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant

As of April 1, 2024, Balanced Fund and the Feeder Fund controlled the Portfolio by virtue of owning approximately 54.84% and 45.16% of the value of the outstanding interests in the Portfolio, respectively. Balanced Fund and the Feeder Fund are each a series of Eaton Vance Special Investment Trust, a business trust organized under the laws of The Commonwealth of Massachusetts. As of April 1, 2024, the Balanced Fund also controlled Stock Portfolio, a business trust organized under the laws of The Commonwealth of Massachusetts, by virtue of owning approximately 86.02% of the value of Stock Portfolio’s outstanding interests.

Item 30. Indemnification

Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers, on the other.

Item 31. Business and Other Connections of the Investment Adviser

Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Feeder Fund SAI; (ii) the most recent Eaton Vance Corp. Form 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance (File No. 801-15930) and BMR (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item 32. Principal Underwriters

Not applicable.

Item 33. Location of Accounts and Records

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, One Congress Street, Boston, MA 02114-2016, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant’s investment adviser at One Post Office Square, Boston, MA 02109. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant’s investment adviser.

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Item 34. Management Services

Not applicable.

Item 35. Undertakings

None.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 25 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 25th day of April, 2024.

CORE BOND PORTFOLIO
By:	/s/ Kenneth A. Topping
Kenneth A. Topping President

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